SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2009

eDiets.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30559	56-0952883
(Commission File Number)	(IRS Employer Identification No.)

1000 Corporate Drive

Suite 600

Fort Lauderdale, FL 33334

(Address of Principal Executive Offices) (Zip Code)

(954) 360-9022

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously announced, on April 1, 2009, eDiets.com, Inc. (the “Company”) received a Staff Determination letter from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it was not in compliance with Marketplace Rule 5550(b)(2) because the market value of the Company’s listed securities fell below $35 million for the previous ten consecutive trading days. Also as previously announced, on August 18, 2009, the Nasdaq Listing Qualifications Panel (the “Panel”) granted the Company’s request for continued listing, subject to the condition that, on or before December 29, 2009, the Company must evidence compliance with all applicable continued listing standards.

On September 28, 2009, the Company received notice from Nasdaq noting that the market value of the Company’s listed securities has been at or above $35 million for at least ten consecutive trading days and that, based upon the foregoing, the Company has regained compliance with Marketplace Rule 5550(b)(2), and is currently in compliance with all applicable continued listing standards. Accordingly, the Panel has determined to continue the listing of the Company’s securities on The Nasdaq Stock Market.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/S/ KEVIN MCGRATH
Kevin McGrath
Chief Executive Officer and President

Date: September 29, 2009